Exhibit 99.1

Five Oaks Investment Corp. Reports Second Quarter 2016 Financial Results

Further Reduced Exposure to Credit and Financing Market Volatility

NEW YORK, Aug. 9, 2016 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("we", "Five Oaks" or "the Company") today announced its financial results for the second quarter ended June 30, 2016. For the second quarter, the Company reported a GAAP net loss of $4.9 million, or $0.34 per basic and diluted share, a comprehensive loss of $0.9 million, or $0.06 per basic and diluted share, and core earnings(1) of $3.0 million, or $0.21 per basic and diluted share. The Company also reported a net book value of $7.88 per share on a basic and diluted basis at June 30, 2016.

Second Quarter and Subsequent Events Summary

  We realized a negative economic return on our common stock of 0.7% after accounting for dividends of $0.18, primarily resulting from non-recurring costs associated with the re-securitization of certain of our Multi-Family MBS positions, designed to effectively term out our financing of these investments.(2)
  Reflecting our continued concern with market volatility in general and credit market conditions in particular, we further reduced our Non-Agency RMBS exposure from $84.4 million at March 31, 2016 to $57.4 million at June 30, 2016.
  On April 25, 2016, we effected a re-securitization ("Re-REMIC") of certain first loss Multi-Family MBS securities backed by Freddie Mac K Certificates with a certificate principal balance of approximately $32.1 million, permitting the repayment of all related repurchase agreement financing. Additionally, on April 21, 2016, we sold first loss securities from another Freddie Mac K Series transaction with a certificate principal balance of approximately $79.7 million, plus related interest only securities, permitting the repayment of all related repurchase agreement financing. In both cases, we purchased first-loss securities issued by the re-securitization transactions, or the Re-REMIC transactions, while the more senior-ranking securities were sold to institutional investors, thereby effectively "locking-in" term financing for a portion of the risk previously held on our balance sheet. Accordingly, our Multi-Family MBS exposure was reduced from $173.8 million at March 31, 2016 to $107.6 million at June 30, 2016.
  The economic impact of the Re-REMIC transactions was the primary driver of the decline in our book value during the second quarter. By term financing these two positions, we have traded a one-time reduction in book value for a more stable future income stream, and by replacing short-term repo financing, simultaneously reduced exposure to potential future margin calls. Absent the Re-REMIC impact, we estimate that net book value per common share would have increased during the second quarter by approximately 1.4%.

(1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments.

(2) Economic return is a non-GAAP measure that we define as the sum of the change in net book value per common share and dividends declared on our common stock during the period over the beginning net book value per common share. See "Reconciliation of GAAP to Core Earnings" below.

Management Observations

David Carroll, Five Oaks' Chairman and CEO commented: "During the second quarter, we took further significant steps to reduce our vulnerability to both credit and financing market instability. We continued selling legacy Non-Agency RMBS, and also sold the remaining positions in our first new-issue Non-Agency RMBS deal – the JPMMT 2014-OAK4 Trust – thereby also de-consolidating the trust and beginning to simplify our business model. Additionally, we completed re-securitizations of two equity positions in the Freddie K-series Multi-Family MBS portfolio, permitting us to repay all related repo, release capital, and effectively lock-in mid-teen yields on our first-loss investments. We believe the one-time economic impact of around $5.2 million will be recouped over time, and absent these non-recurring items our book value would have been up slightly quarter-on-quarter based on our interest rate positioning.

Following quarter-end, we also announced that we would no longer aggregate prime jumbo residential mortgage loans, due to continued unfavorable economics for the business of aggregating and securitizing such loans. We will continue to manage our sponsor obligations for past securitization transactions, but we see no near-term catalyst to change the disappointing lack of support for private capital in the mortgage market. We anticipate annualized cost savings of $2 million from this determination, and we believe additional savings of an equivalent amount are achievable from our ongoing efforts to reorient our business. We are on record as stating that regulatory disintermediation renders a repo-financed securities arbitrage model less attractive going forward; we continue examining the reallocation of capital towards opportunities with positive fundamentals, term financing and characteristics that not only help us maximize stockholder value, but are also simpler for investors to understand.

During the second quarter, through our taxable REIT subsidiary FOAC, we also completed the first test trade for residential mortgage loans sold through a new loan exchange known as LoanExchange and operated by MAXEX, LLC; we have subsequently completed a second such trade. The intent of LoanExchange is to create a whole loan mortgage trading platform which encompasses a centralized counterparty with a standardized purchase and sale contract and an independent dispute resolution process. We believe the residential mortgage market is ready for the concept of a centralized market utility for the secondary mortgage market, and we look forward to being able to share with you more on this opportunity and our role as the exchange gets closer to its rollout."

Investment Portfolio and Capital Allocation

The following table summarizes certain characteristics of our investment portfolio and the related allocation of our equity capital on a non-GAAP combined basis as of June 30, 2016:

As of June 30, 2016	Agency MBS	Multi-Family MBS (1)(2)	Non-Agency RMBS (1)(2)	Residential Loans (3)	Unrestricted Cash (4)	Total
Amortized Cost	$609,734,113	$107,431,894	$74,014,142	$17,581,748	$25,536,658	$834,298,555
Market Value	619,814,935	107,627,795	57,396,596	17,301,609	25,536,658	827,677,593
Repurchase Agreements	(586,566,000)	(52,680,000)	(37,951,000)	(10,406,770)	-	(687,603,770)
Hedges	(5,175,168)	(2,779,420)	-	-	-	(7,954,588)
Other (5)	5,096,427	109,721	281,706	84,955	53,011	5,625,820
Restricted Cash	10,232,984	3,434,887	786,337	-	-	14,454,208
Equity Allocated	$43,403,178	$55,712,983	$20,513,639	$6,979,794	$25,589,669	$152,199,263

Debt/Net Equity (6)	13.51	0.95	1.85	1.49	-	4.52

For the Quarter Ended June 30, 2016	Agency MBS	Multi-Family MBS	Non-Agency RMBS	Residential Loans (7)	Unrestricted Cash	Total
Yield on Earning Assets (8)	2.54%	8.54%	5.10%	13.46%	-	4.08%
Less Cost of Funds	0.65%	1.27%	1.27%	2.31%	-	0.82%
Net Interest Margin (9)	1.89%	7.27%	3.83%	11.16%	-	3.26%

(1) On a GAAP basis, which excludes the impact of consolidation of the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts, the fair value of our investments in Non-Agency RMBS is $43,935,733, and the fair value of our investments in Multi-Family MBS is $90,601,375. Information with respect to Non-Agency RMBS and Multi-Family MBS, and the resulting total is presented here on a non-GAAP basis.

(2) Includes the fair value of our net investments in the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts.

(3) On a GAAP basis, which excludes the impact of consolidation of the CSMC 2014-OAK1 Trust, the fair value of our investments in mortgage servicing rights is $3,229,937.  Information with respect to Residential Loans and the resulting total is presented here on a non-GAAP basis and includes the fair value of our mortgage servicing rights, $4,392,012

(4) Includes cash and cash equivalents.
(5) Includes interest receivable, prepaid and other assets, interest payable, dividend payable and accrued expenses and other liabilities.

(6) Ratio is a reflection of the average haircuts for each asset categories. It does not reflect or include the unrestricted cash that the Company set aside for these asset categories.

(7) Includes income on mortgage servicing rights.

(8) On a GAAP basis, the total yield on average interest earning assets is 3.91%. Information is presented here on a non-GAAP basis.
(9) Net Interest Margin is the difference between our Yield on Earning Assets and our Cost of Funds.

Comparative Expenses

The following table provides a detailed breakdown of the composition of our expenses on a non-GAAP basis for the quarter ended June 30, 2016 and December 31, 2015:

Expenses	For the quarter ended June 30, 2016	For the quarter ended March 31, 2016

Management Fees	$626,738	$623,223
G&A Expenses (1)	$886,459	$762,357
Operating Expenses Reimbursable to Manager	$1,184,243	$1,204,811
Other Operating Expenses	$350,061	$882,206
Compensation Expense	$24,248	$69,639
Total Expenses	$3,071,749	$3,542,236

Period-End Capital	$152,199,263	$155,668,632

Management Fees	$626,738	$623,223
G&A, Other Operating Expenses and Reimbursable	$2,149,392	$2,442,010
Compensation Expenses	$24,248	$69,639
Expenses related to Prime Jumbo Loans	$271,371	$407,364

Management Fees as % of Capital	1.65%	1.60%
G&A, Other, Reimbursable and Compensation as % of Capital	5.71%	6.45%
Expenses related to Prime Jumbo Loans as % of Capital	0.71%	1.05%

(1) Excludes $792,673 and $870,154 in expense attributable to the consolidated trusts for the quarters ended June 30, 2016 and March 31, 2016, respectively.

The decrease in G&A, Other Operating, Reimbursable and Compensation Expenses as a percentage of Capital compared to the prior quarter is primarily a function of lower legal expenses relative to the first quarter.

Operating Performance

The following table summarizes the Company's GAAP and non-GAAP earnings measurements for the years ended June 30, 2016 and March 31, 2016:

	Quarter Ended June 30, 2016			Quarter Ended March 31, 2016

Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings *	$3,031,562	$0.21	$6.43%	$3,512,283	$0.24	$7.44%
GAAP Net Income (Loss)	$(4,947,003)	$(0.34)	$(10.49)%	$(17,828,123)	$(1.22)	$(37.78)%
Comprehensive Income (Loss)	$(850,163)	$(0.06)	$(1.80)%	$(18,929,449)	$(1.30)	$(40.11)%

Weighted Ave Shares Outstanding		14,597,894		14,605,515
Weighted Average Equity		$188,992,291		$189,091,189

Stockholders' Equity and Book Value Per Share

As of June 30, 2016, our stockholders' equity was $152.2 million and our book value per common share was $7.88 on a basic and fully diluted basis.

Dividends

The Company declared a dividend of $0.06 per share of common stock for the months of July, August and September 2016. Based on the closing price of $5.48 at June 30, 2016, this equates to an annualized dividend yield of 13.1%.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

For financial statement reporting purposes, GAAP requires us to consolidate the assets and liabilities of the FREMF 2011-K13 Trust; FREMF 2012-KF01 and CSMC 2014-OAK1. However, our maximum exposure to loss from consolidation of the consolidated trusts is limited to the fair value of our net investment therein. We therefore have also presented certain information as of June 30, 2016 and March 31, 2016 that includes our net investments in the consolidated trusts. For a reconciliation to GAAP, see "Additional Information" below. This information as well as core earnings, economic return and comparative expenses constitute non-GAAP financial measures within the meaning of Item 10(e) of Regulation S-K, as promulgated by the SEC. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings Reconciliation	Three Months Ended
June 30, 2016
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$(4,947,003)
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	$(3,771,148)
Unrealized (Gain) Loss on fair value securities	$2,239,654
Realized (Gain) Loss on derivative contracts, net	$761,362
Unrealized (Gain) Loss on derivative contracts, net	$2,050,538
Realized (Gain) Loss on mortgage loans held-for-sale	$(69,734)
Unrealized (Gain) Loss on mortgage loans held-for-sale	$62,002
Unrealized (Gain) Loss on mortgage servicing rights	$138,447
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$8,071,468
Unrealized (Gain) Loss on residential loans held in securitization trusts	$(3,399,187)
Other income	$(1,826)
Subtotal	$6,081,576

Other-than-temporary impairments:
Increase (decrease) in credit reserves	$146,224
Additional other-than-temporary credit impairment losses	$-
Net other-than-temporary impairments	$146,224
Other Adjustments
Recognized compensation expense related to restricted common stock	$8,415
Adjustment for consolidated securities/securitization costs	$1,742,350
Adjustment for one-time charges	$-
Non-GAAP Core Earnings	$3,031,562

Weighted average shares outstanding - Basic and Diluted	14,597,894

Core Earnings per weighted share outstanding - Basic and Diluted	$0.21

Additional Information Regarding our Financial Presentations

As of June 30, 2016, following completion of the two Re-REMIC transactions, we continued to determine that we were the primary beneficiary of two Multi-Family MBS securitization trusts, the FREMF 2011-K13 Trust, and the FREMF 2012-KF01 Trust. As a result, we are required to consolidate the trusts' underlying multi-family loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of these trusts be reflected in our consolidated statements of operations.

A reconciliation of our net investment in multi-family investments to our GAAP financial statements as of June 30, 2016 is set forth below:

Multi-Family Loans held in Securitization Trusts, at fair value	$1,310,347,394
Multi-Family Securitized Debt Obligations (non-recourse)	$(1,293,320,974)
Net Carrying Value	$17,026,420
Multi-Family MBS (1)	$19,918,544
Multi-Family MBS PO (2)	$70,682,831
Cash and Other	$765,188
Repurchase Agreements	$(52,680,000)
Net Investment in Multi-Family Securitization Trusts	$55,712,983

(1) Excludes $5,784,282 in Multi-Family MBS that is consolidated
(2) Excludes $11,242,138 in Multi-Family MBS that is consolidated

As of June 30, 2016, we continued to determine that we were the primary beneficiary of one prime jumbo residential mortgage securitization trust, CSMC 2014-OAK1. As a result, we are required to consolidate the trust's underlying prime jumbo residential loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trust, which requires that changes in valuation in the assets and liabilities of the trusts be reflected in our consolidated statements of operations.

A reconciliation of our net investment in Non-Agency RMBS to our GAAP financial statements as of June 30, 2016 is set forth below:

Residential Loans held in Securitization Trusts, at fair value (1)	$173,674,636
Residential Securitized Debt Obligations (non-recourse)	$(160,213,774)
Net Carrying Value	$13,460,862
Non-Agency RMBS	$43,935,734
Cash and Other	$1,068,043
Repurchase Agreements	$(37,951,000)
Net Investment in Non-Agency RMBS	$20,513,639

(1) Excludes $1,162,075 in Mortgage Servicing Rights

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly residential mortgage loans, mortgage servicing rights, and mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS") and multi-family mortgage-backed securities ("Multi-Family MBS"). The Company's objective remains to deliver attractive cash flow returns over time to its investors, primarily through dividends and secondarily through capital appreciation.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Additional Information Regarding Our Company and Where to Find It

Investors, security holders and other interested persons may find additional information regarding our Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three Months Ended	Three Months Ended
	June 30, 2016	June 30, 2015
	(unaudited)	(unaudited)
Revenues:
Interest income:
Available-for-sale securities	$5,331,794	$6,753,580
Mortgage loans held-for-sale	167,070	585,566
Multi-family loans held in securitization trusts	14,692,902	17,249,728
Residential loans held in securitization trusts	3,408,847	5,039,380
Cash and cash equivalents	8,945	4,236
Interest expense:
Repurchase agreements - available-for-sale securities	(1,338,815)	(1,789,532)
Repurchase agreements - mortgage loans held-for-sale	(94,084)	(392,394)
Multi-family securitized debt obligations	(13,814,743)	(15,778,322)
Residential securitized debt obligations	(2,589,846)	(3,102,240)

Net interest income	5,772,070	8,570,002

Other-than-temporary impairments
Increase in credit reserves	(146,224)	567,205
Additional other-than-temporary credit impairment losses	-	-

Total impairment losses recognized in earnings	(146,224)	567,205

Other income:
Realized gain (loss) on sale of investments, net	3,771,148	524,156
Change in unrealized gain (loss) on fair value option securities	(2,239,654)	(232,273)
Realized gain (loss) on derivative contracts, net	(761,362)	(1,217,392)
Change in unrealized gain (loss) on derivative contracts, net	(2,050,538)	902,032
Realized gain (loss) on mortgage loans held-for-sale	69,734	759,059
Change in unrealized gain (loss) on mortgage loans held-for-sale	(62,002)	(594,542)
Change in unrealized gain (loss) on mortgage service rights	(138,447)	(268,311)
Change in unrealized gain (loss) on multi-family loans held in securitization trusts	(8,071,468)	1,803,472
Change in unrealized gain (loss) on residential loans held in securitization trusts	3,399,187	(2,975,798)
Servicing income	243,875	56,538
Other income	1,826	26,611

Total other income (loss)	(5,837,701)	(1,216,448)

Expenses:
Management fee	626,738	698,629
General and administrative expenses	1,679,132	1,717,361
Operating expenses reimbursable to Manager	1,184,243	1,055,075
Other operating expenses	350,061	586,298
Compensation expense	24,248	62,348

Total expenses	3,864,422	4,119,711

Net income (loss) before provision for income taxes	(4,076,277)	3,801,048
(Provision for) benefit from income taxes	-	-
Net income (loss)	(4,076,277)	3,801,048

Dividends to preferred stockholders	(870,726)	(870,726)

Net income (loss) attributable to common stockholders	$(4,947,003)	$2,930,322

Earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$(4,947,003)	$2,930,322
Weighted average number of shares of common stock outstanding	14,597,894	14,721,492
Basic and diluted income per share	$(0.34)	$0.20
Dividends declared per share of common stock	$0.18	$0.38

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	June 30, 2016 (1)	December 31, 2015 (1)
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $762,812,906 and $571,086,035 for
June 30, 2016 and December 31, 2015, respectively)	$754,352,044	$571,466,581
Mortgage loans held-for-sale, at fair value (includes pledged loans of $11,787,050 and $10,900,402 for
June 30, 2016 and December 31, 2015, respectively)	12,909,597	10,900,402
Multi-family loans held in securitization trusts, at fair value	1,305,586,768	1,449,774,383
Residential loans held in securitization trusts, at fair value	174,269,940	411,881,097
Mortgage servicing rights, at fair value	3,229,937	4,268,673
Cash and cash equivalents	25,536,658	26,140,718
Restricted cash	14,454,208	8,174,638
Accrued interest receivable	7,661,978	8,650,986
Dividends receivable	2,014	26,022
Investment related receivable	3,566,968	1,591,343
FHLB stock	11,300	2,403,000
Other assets	1,104,520	530,468

Total assets	$2,302,685,932	$2,498,366,661

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$677,197,000	$509,231,000
Mortgage loans held-for-sale	10,406,770	9,504,457
FHLB Advances	-	49,697,000
Multi-family securitized debt obligations	1,288,578,921	1,364,077,012
Residential securitized debt obligations	159,799,323	380,638,423
Derivative liabilities, at fair value	7,954,588	-
Accrued interest payable	5,498,559	6,574,699
Dividends payable	29,349	39,132
Fees and expenses payable to Manager	686,187	842,903
Other accounts payable and accrued expenses	335,972	267,507

Total liabilities	2,150,486,669	2,320,872,133

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 1,610,000 and 1,610,000 issued and outstanding at June 30,
2016 and December 31, 2015, respectively	37,156,972	37,156,972
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 14,597,894 and 14,656,394
shares issued and outstanding, at June 30, 2016 and December 31, 2015, respectively	145,979	146,409
Additional paid-in capital	188,780,121	189,037,702
Accumulated other comprehensive income (loss)	2,599,743	(395,771)
Cumulative distributions to stockholders	(62,812,117)	(55,803,240)
Accumulated earnings	(13,671,435)	7,352,456

Total stockholders' equity	152,199,263	177,494,528

Total liabilities and stockholders' equity	$2,302,685,932	$2,498,366,661

(1) Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIE's) as the Company is the primary beneficiary of these VIEs. As of June 30, 2016 and December 31, 2015, assets of consolidated VIEs totaled $1,485,184,105 and $1,868,482,556, respectively, and the liabilities of consolidated VIEs totaled $1,453,534,748 and $1,750,916,265, respectively

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CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073